As filed with the Securities and Exchange Commission on May 4, 1998
                                                     Registration No. 333-
--------------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                       --------------------------------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                       --------------------------------------

                                WHITTMAN-HART, INC.
               (Exact name of registrant as specified in its charter)

                       --------------------------------------

          DELAWARE                       7379                   36-3797833
(State or other jurisdiction       (Primary Standard         (I.R.S. Employer
     of incorporation or       Industrial Classification     Identification No.)
       organization)                  Code Number)

                       --------------------------------------

                               311 SOUTH WACKER DRIVE
                                     SUITE 3500
                           CHICAGO, ILLINOIS  60606-6618
                                   (312) 922-9200
    (Address, including zip code, and telephone number, including area code, of registrant's executive offices)

                       --------------------------------------

                                 ROBERT F. BERNARD
                              CHIEF EXECUTIVE OFFICER
                                WHITTMAN-HART, INC.
                         311 SOUTH WACKER DRIVE, SUITE 3500
                           CHICAGO, ILLINOIS  60606-6618
                                   (312) 922-9200
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       --------------------------------------

                                     Copies To:

SCOTT GIERKE, P.C.                           MATTHEW S. BROWN
McDermott, Will & Emery                      MARK D. WOOD
227 West Monroe Street, Suite 3100                Katten, Muchin & Zavis
Chicago, Illinois  60606-5096                525 W. Monroe Street, Suite 1600
(312) 372-2000                               Chicago, IL  60661
                                             (312) 938-1000

                       --------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-50029

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


------------------------------------------------------------------------------------------------------
                                      Calculation of Registration Fee
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                               Proposed maximum   Proposed maximum
 Title of each class of        Amount to be     offering price   aggregate offering      Amount of
 securities to be registered   registered(1)     per share(2)         price(2)       registration fee
------------------------------------------------------------------------------------------------------
 Common Stock (par value      460,000 shares        $43.38           $19,954,800          $5,887
 $.001 per share)
------------------------------------------------------------------------------------------------------


(1) Includes 60,000 shares subject to an over-allotment option granted to the Underwriters.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

                              ----------------------

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933.

                       --------------------------------------


                                  EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No 333-50029) filed by Whittman-Hart, Inc. (the "Company") with the Securities and Exchange Commission on April 14, 1998, as amended, which was declared effective on May 1, 1998, at 1:00 p.m. Eastern Time, are incorporated herein by reference.

     The Company hereby certifies that it has given wire instructions to its bank to transmit the filing fee of $5,887 to the Securities and Exchange Commission's bank account (No. 910 8739) at the Mellon Bank in Pittsburgh, Pennsylvania as soon as practicable on May 5, 1998. The Company hereby certifies (i) that it will not revoke such instructions and (ii) that it has sufficient funds in its account to pay the filing fee. These funds have been designated unrestricted and the Company agrees that it will confirm receipt of these instructions with its bank on May 5, 1998.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on May 4, 1998.

                                        WHITTMAN-HART, INC.



                                        By: /s/ Kevin M. Gaskey
                                            ----------------------------------
                                             Kevin M. Gaskey, Chief Financial
                                             Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or their attorneys-in-fact in the capacities indicated on May 4, 1998.


  SIGNATURE                         TITLE
  ---------                         -----
           *                             Chief Executive Officer and Chairman
---------------------------------        of the Board of Directors (Principal
      Robert F. Bernard                  Executive Officer)

     /s/ Kevin M. Gaskey                 Chief Financial Officer and Treasurer
---------------------------------        (Principal Financial and Accounting
      Kevin M. Gaskey                    Officer)

                   *                     Director, President and Secretary
---------------------------------
      Edward V. Szofer

                   *                     Director
---------------------------------
      Paul D. Carbery

                   *                     Director
---------------------------------
      Larry P. Roches

                   *                     Director
---------------------------------
      Robert F. Steel




 *By:  /s/ Kevin M. Gaskey
---------------------------------
      Kevin M. Gaskey
      ATTORNEY-IN-FACT

                                    EXHIBIT INDEX

Exhibit
  No.                         Description
-------                       -----------
   +1.1     Form of Underwriting Agreement.

   *3.1     Amended and Restated Certificate of Incorporation of the Company.

   *3.2     Second Amended and Restated By-Laws of the Company.

   *4.1     Specimen stock certificate representing Common Stock.

    5.1     Opinion of McDermott, Will & Emery.

   23.1     Consent of KPMG Peat Marwick LLP.

   23.2 Consent of McDermott, Will & Emery (contained in its opinion filed as Exhibit 5.1 hereto).

  +24.1     Powers of Attorney.

--------------
* Incorporated herein by reference to Whittman-Hart, Inc. Registration Statement on Form S-1 (No. 333-1778), which was declared effective by the Securities and Commission on May 2, 1996.
+ Incorporated by reference to the like number exhibit to the Company's Registration Statement on Form S-3, as amended (Registration No. 333-50029), which was declared effective by the Securities and Commission on May 1, 1998.